Exhibit 3.22(a)

IGAZSÁGÜGYI MINISZTÉRIUM CÉGINFORMÁCIÓS ÉS AZ ELEKTRONIKUS CÉGELJARÁSBAN KÖZREMŨKÖDÕ SZOLGÁLAT

Company register extract

The data of the Vantage Holding Hungary Korlátolt Felelősségű Társaság (1138 Budapest, Népfürdő utca 22. B. ép. 13. em.) with company number Cg.01-09-913549 company effective as at 7 May 2018 are as follows:

I. Data not dependent on company form

1.	General data

Company number:01-09-913549

Company form: Limited liability company

Registered: 2009/02/19

2.	Name of the company
2/1.	Vantage Holding Hungary Korlátolt Felelősségű Társaság

Date of registration: 2009/02/19

Effective: 2009/02/19 …

3.	Abbreviated name of the company
3/1.	Vantage Holding Hungary Kft.

Date of registration: 2009/02/19

Effective: 2009/02/19 …

4.	Foreign name(s), foreign abbreviated name(s) of the company
4/1.	Vantage Holding Hungary Limited Liability Company; Vantage Holding Hungary Ltd.

Date of registration: 2009/02/19

Effective: 2009/02/19 …

5.	Seat of the company
5/3.	1138 Budapest, Népfürdő utca 22. B. ép. 13. em.

Date of change: 2017/04/05

Date of registration: 2017/05/09 Published: 2017/05/11

Effective: 2017/04/05 …

8.	Date of the deed of foundation
8/1.	7 January 2009

Date of registration: 2009/02/19

Effective: 2009/02/19 …

8/2.	13 September 2010

Date of registration: 2010/09/29 Published: 2010/10/14

Effective: 2010/09/29 …

8/3.	8 November 2010

Date of registration: 2010/12/01 Published: 2010/12/23

Effective: 2010/12/01 …

8/4.	20 December 2010

Date of registration: 2011/01/27 Published: 2011/02/17

Effective: 2011/01/27 …

8/5.	10 May 2011

Date of registration: 2011/05/20 Published: 2011/06/09

Effective: 2011/05/20 …

8/6.	23 May 2012

Date of registration: 2012/06/22 Published: 2012/07/12

Effective: 2012/06/22 …

1/5

8/7.	15 May 2013

Date of registration: 2013/06/05 Published: 2013/06/27

Effective: 2013/06/05 …

8/8.	19 May 2014

Date of registration: 2014/06/26 Published: 2014/07/02

Effective: 2014/06/26 …

8/9.	14 September 2015

Date of registration: 2015/10/19 Published: 2015/10/22

Effective: 2015/10/19 …

8/10.	12 January 2016

Date of registration: 2016/01/27 Published: 2016/01/29

Effective: 2016/01/27 …

8/11.	27 April 2016

Date of registration: 2016/05/31 Published: 2016/06/02

Effective: 2016/05/31 …

8/12.	24 May 2016

Date of registration: 2016/06/20 Published: 2016/06/22

Effective: 2016/06/20 …

8/13.	5 April 2017

Date of registration: 2017/05/09 Published: 2017/05/11

Effective: 2017/05/09 …

8/14.	29 April 2017

Date of registration: 2017/05/30 Published: 2017/06/03

Effective: 2017/05/30 …

8/15.	10 November 2017

Date of registration: 2017/12/07 Published: 2017/12/09

Effective: 2017/12/07 …

8/16.	15 February 2018

Date of registration: 2018/04/16 Published: 2018/04/18

Effective: 2018/04/16 …

902.	Activities of the company
9/4.	6420 ‘08 Activities of holding companies

Main activity.

Date of registration: 2013/02/22 Published: 2013/04/25

Effective: 2013/02/22 …

9/5.	6492 ‘08 Other credit granting

Date of registration: 2013/02/22 Published: 2013/04/25

Effective: 2013/02/22 …

9/6.	6499 ‘08 Other financial service activities, except insurance and pension funding n.e.c.

Date of registration: 2013/02/22 Published: 2013/04/25

Effective: 2013/02/22 …

11.	Subscribed capital of the company

11/4.	Description	Amount	Currency
	Total	95 000	USD

Date of change: 2018/04/16

Date of registration: 2018/04/16 Published: 2018/04/18

Effective: 2018/04/16 …

13.	Data on the person(s) entitled to representation

2/5

13/21.	Kleiber Jenő Csaba (mother’s birth name: Balogh Erzsébet)

Date of birth: 1984/04/23

8660 Lulla, Kossuth Lajos utca 29.

Tax identification number: 8428460159

Manner of representation: joint

Title of the person entitled to representation: Managing Director (senior officer)

Certified signature statement or specimen signature countersigned by lawyer has been filed.

Start of legal relationship: 2017/04/29

Date of change: 2017/04/29

Date of registration: 2017/05/30 Published: 2017/06/03

Effective: 2017/04/29 …

13/22.	Linda Jovana Ibrahim (mother’s birth name: Maria Consuelo Bustamente)

Date of birth: 1970/12/04

Permanent or temporary residence of foreigner:

US 77041 Texas, Houston, 12906 Water Edge Place

Foreign tax number: ###-##-####

Country issuing foreign tax number: US

Person in charge of deliveries: Réti, Antall, Várszegi és Társai Ügyvédi Iroda

1055 Budapest, Bajcsy-Zsilinszky út 78.

Manner of representation: joint

Title of the person entitled to representation: Managing Director (senior officer)

Certified signature statement or specimen signature countersigned by lawyer has been filed.

Start of legal relationship: 2017/11/11

Date of change: 2017/11/11

Date of registration: 2017/12/07 Published: 2017/12/09

Effective: 2017/11/11

14.	Data of the auditor(s)
14/8.	EQUITY AUDIT Könyvvizsgáló és Tanácsadó Korlátolt Felelősségű Társaság

HU-1038 Budapest, Óbor utca 2. 1. em. 3.

Company number: 01-09-714228

Data on the person responsible for the audit:

Harmat Zsolt (mother’s birth name: Ortner Ernesztina)

1038 Budapest, Óbor utca 2. 1. em. 3.

Start of legal relationship: 2017/04/05

End of legal relationship: 2018/05/31

Date of change: 2017/04/05

Date of registration: 2017/05/09 Published: 2017/05/11

Effective: 2017/04/05 …

20.	Statistical code of the company
20/1.	14650048-6420-113-01.

Date of registration: 2009/02/19

Effective: 2009/02/19 …

21.	Tax number of the company
21/4.	Tax number: 14650048-2-41.

Community tax number: HU14650048.

Tax number status: valid tax number

Beginning of status: 2009/02/06

Date of change: 2017/05/10

Date of registration: 2017/05/10 Published: 2017/05/11

Effective: 2017/05/10 …

32.	Account number of the company

3/5

32/1.	10918001-00000046-73590004

Date of opening the account: 2009/01/30.

The account is handled by the UniCredit Bank Hungary Zrt. SZABADSÁG TÉRI FIÓK (1054 BUDAPEST, SZABADSÁG tér 5-6.).

Company number: 01-10-041348

Date of registration: 2009/03/31 Published: 2009/04/16

Effective: 2009/03/31 …

45.	Electronic contact details of the company
45/1.	Company’s mailing address: hu-vantage@tmf-group.com

Date of change: 2014/05/19

Date of registration: 2014/06/26 Published: 2014/07/02

Effective: 2014/05/19 …

49.	Company numbers
49/1.	Company number: 01-09-913549

Registered by the Company Court of Budapest-Capital Tribunal.

Date of registration: 2009/02/19

Effective: 2009/02/19 …

51.	Data on preparing the combined (consolidated) annual report
51/1.	The company is a subsidiary involved in the combined annual report.

Date of registration: 2009/02/19

Effective: 2009/02/19 …

52.	Data on the other companies involved in preparing the combined (consolidated) annual report
52/2.	Vantage Drilling International

KY-11104 Grand Cayman, c/o Maples Corporate, Services Limited PO Box 309 Ugland House

Date of change: 2016/02/10

Date of registration: 2017/05/09 Published: 2017/05/11

Effective: 2016/02/10 …

59.	Official electronic contact details of the company
59/1.	Official electronic contact details of the company : 14650048#cegkapu

Date of registration: 2018/04/16 Published: 2018/04/18

Effective: 2018/04/16 …

60.	European Unique Identifier
60/1.	European Unique Identifier: HUOCCSZ.01-09-913549

Date of change: 2017/06/09

Date of registration: 2017/06/09 Published: 2017/06/13

Effective: 2017/06/09 …

II. Data dependent on company form

1.	Data on the member(s)
1/4.	Vantage Drilling International

KY-11104 Grand Cayman, c/o Maples Corporate Services Limited PO Box 309 Ugland House

Registration number in case of foreign company, organisation: MC192231

Registration authority in case of foreign company, organisation: Registry of Companies, Cayman Islands

Person in charge of deliveries: Réti, Antall és Társai Ügyvedi Iroda

1055 Budapest, Bajcsy-Zsilinszky út 78.

Start of membership: 2016/02/10

Date of change: 2016/02/10

Date of registration: 2016/03/10 Published: 2016/03/18

Effective: 2016/02/10 …

2.	Data on the lien established on the business share

4/5

2/21.	Column specifying the pledger member: 1/4

Data on the lien holder:

Royal Bank of Canada

CA- Montreal, Quebec, H3B3A9 Kanada, 1 Place Ville Marie

Registration number in case of foreign company, organisation: Nem rendelkezik nyilvántartási számmal

Registration authority in case of foreign company, organisation: Office of the Superintendent of Financial Institutions

Person in charge of deliveries: Réczicza Dentons Europe LIp Ügyvédi Iroda

1061 Budapest, Andrássy út 11.

Date of change: 2016/03/23

Date of registration: 2016/05/11 Published: 2016/05/18

Effective: 2016/03/23 ...

2/23.	Column specifying the pledger member: 1/4

Data on the lien holder:

U.S. Bank National Association

US-06103 Hartford, Connecticut, Asylum Street 225. 23. em.

Registration number in case of foreign company, organisation: United States Treasury (OCC) Charter No. 24.

Registration authority in case of foreign company, organisation: United States Treasury

Person in charge of deliveries: Réczicza Dentons Europe LIp Ügyvédi Iroda

1061 Budapest, Andrássy út 11.

Date of change: 2016/03/23

Date of registration: 2016/06/06 Published: 2016/06/08

Effective: 2016/03/23 ...

2/24.	Column specifying the pledger member: 1/4

Data on the lien holder:

U.S. Bank National Association

US-06103 Hartford, Connecticut, Asylum Street 225. 23. em.

Registration number in case of foreign company, organisation: United States Treasury (OCC) Charter No. 24.

Registration authority in case of foreign company, organisation: United States Treasury

Person in charge of deliveries: Réczicza Dentons Europe LIp Ügyvédi Iroda

1061 Budapest, Andrássy út 11.

Date of change: 2016/03/23

Date of registration: 2016/06/07 Published: 2016/06/09

Effective: 2016/03/23 ...

The IM Company Information Service certifies that the data of this copy are based on the final court decrees. There is no unconsidered modification pending in company matter.

Prepared: 2018/05/07 10:22:35. At the date of issue, the provided data are identical with the data of the company registration system.

Microsec céginformációs szolgáltató

5/5

Dr. Máté Viktor Közjegyzői Irodája

Dr. Máté Viktor közjegyző e mail: iroda@budapestkozjegyzo.hu

1065 Budapest Bajcsy-Zsilinszky út 61. IV.em.4., tel: 1-920-0360, fax:1-920-0369

File No.: 11024/H/3096/2018.

(licence to act in English No.: 1/2014)

___ I hereby certify upon my inspection today into the Commercial Register of the Ministry of Justice Service for Company Registry that, this Company register extract of the Company’s Public Data of 5, i.e. five pages on the company registered under No.: Cg.01-09-913549 with the name of „Vantage Holding Hungary Korlátolt Felelősségű Társaság” attached hereto, is identical with the data in the Commercial Register.__________________________________________ Budapest, this 07th (seventh) day of May in the year of 2018 (two thousand and eighteen) ___

dr. Szente, Szabolcs Notarysubstitute